ETF Opportunities Trust N-CSRS

Exhibit 99.906.CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended March 31, 2022  (the "Report") fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:

June 7, 2022

Name:	/s/ Karen Shupe

Karen Shupe

Title:

Treasurer and Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.

 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended March 31, 2022 (the "Report") fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:	June 7, 2022

Name:

/s/ Ann MacDonald

Ann MacDonald

Title:	Assistant Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.